Exhibit 99.1
Calix Reports Fourth Quarter 2014 Financial Results

PETALUMA, CA – February 3, 2015 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the fourth quarter ended December 31, 2014. Revenue for the fourth quarter of 2014 was $111.6 million, an increase of 18.8% compared to $94.0 million for the fourth quarter of 2013 and an increase of 5.5% on a sequential basis, compared to $105.8 million for the third quarter of 2014.
“In addition to achieving new, higher revenue levels for the quarter and for the year, we continued to execute on our Unified Access vision," said Carl Russo, Calix president and CEO. "Our new fiber-enabled GigaCenters are off to a great start with orders from more than 100 service provider customers since the product launch, strengthening our leadership position in the accelerating gigabit broadband access market,” added Russo.
The company’s non-GAAP net income for the fourth quarter of 2014 was $6.8 million, or $0.13 per fully diluted share, compared to a non-GAAP net income of $1.5 million, or $0.03 per fully diluted share, for the fourth quarter of 2013. A reconciliation of GAAP and non-GAAP results is included as part of this release.
The GAAP net loss for the fourth quarter of 2014 was $1.7 million, or $(0.03) per basic and diluted share, compared to a GAAP net loss of $6.5 million, or $(0.13) per basic and diluted share, for the fourth quarter of 2013. A reconciliation of our fourth quarter 2014 operating results from non-GAAP to GAAP is provided below:

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Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended December 31, 2014

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$111,633	$—	$—	$111,633
Cost of revenue	57,898	206	2,088	60,192
Gross profit	53,735	(206)	(2,088)	51,441
Gross margin	48.1%	(0.2)%	(1.9)%	46.1%
Operating expenses	46,797	3,692	2,552	53,041
Operating income (loss)	6,938	(3,898)	(4,640)	(1,600)
Interest and other income (expense), net	118	—	—	118
Income (loss) before taxes	7,056	(3,898)	(4,640)	(1,482)
Provision for income taxes	253	—	—	253
Net income (loss)	$6,803	$(3,898)	$(4,640)	$(1,735)
Weighted average diluted shares used to compute
non-GAAP net income (loss) per common share	52,047	52,047	52,047
Non-GAAP net income (loss) per diluted share	$0.13	$(0.07)	$(0.09)
Weighted average basic and diluted shares used to
compute GAAP net loss per common share				51,300
GAAP net loss per share				$(0.03)

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its fourth quarter 2014 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com. For more information about gigabit networks, visit www.calix.com/gigabit/.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related and other expenses, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Revenue	$111,633	$94,003	$401,227	$382,618
Cost of revenue:
Products and services (1)	58,104	51,868	215,085	203,191
Amortization of intangible assets	2,088	2,088	8,353	8,353
Total cost of revenue	60,192	53,956	223,438	211,544
Gross profit	51,441	40,047	177,789	171,074
Operating expenses:
Research and development (1)	21,207	19,316	80,311	79,299
Sales and marketing (1)	21,721	18,583	76,283	68,075
General and administrative (1)	7,561	7,652	30,118	31,945
Amortization of intangible assets	2,552	2,552	10,208	10,208
Total operating expenses	53,041	48,103	196,920	189,527
Loss from operations	(1,600)	(8,056)	(19,131)	(18,453)
Interest and other income (expense), net:
Interest income	643	3	729	7
Interest expense	(632)	(73)	(806)	(167)
Utilization of inventory credit	—	1,651	—	1,651
Other income (expense), net	107	1	228	(317)
Total interest and other income (expense), net	118	1,582	151	1,174
Loss before provision for income taxes	(1,482)	(6,474)	(18,980)	(17,279)
Provision for (benefit from) income taxes	253	(21)	581	(14)
Net loss	$(1,735)	$(6,453)	$(19,561)	$(17,265)
Net loss per common share:
Basic and diluted	$(0.03)	$(0.13)	$(0.38)	$(0.35)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	51,300	49,892	50,808	49,419

(1)	Includes stock-based compensation as follows:
Cost of revenue	$206	$378	$1,120	$1,468
Research and development	1,363	1,231	5,056	4,896
Sales and marketing	1,455	1,439	5,601	5,577
General and administrative	874	1,908	4,240	7,980
	$3,898	$4,956	$16,017	$19,921

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
GAAP net loss income	$(1,735)	$(6,453)	$(19,561)	$(17,265)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	3,898	4,956	16,017	19,921
Amortization of intangible assets	4,640	4,640	18,561	18,561
Utilization of inventory credit	—	(1,651)	—	(1,651)
Non-GAAP net income	$6,803	$1,492	$15,017	$19,566
Non-GAAP net income per common share:
Basic	$0.13	$0.03	$0.30	$0.40
Diluted	$0.13	$0.03	$0.29	$0.39
Weighted average shares used to compute non-GAAP
net income per common share - basic	51,300	49,892	50,808	49,419
Weighted average shares used to compute non-GAAP
net income per common share - diluted (1)	52,047	51,068	51,450	50,437

(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$48,829	$82,747
Marketable securities	62,850	—
Restricted cash	295	295
Accounts receivable, net	30,744	43,520
Inventory	46,753	51,071
Deferred cost of revenue	5,080	21,076
Prepaid expenses and other current assets	12,910	5,757
Total current assets	207,461	204,466
Property and equipment, net	20,144	17,473
Goodwill	116,175	116,175
Intangible assets, net	25,179	43,740
Other assets	1,236	1,745
Total assets	$370,195	$383,599
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,629	$23,163
Accrued liabilities	38,164	32,075
Deferred revenue	12,722	34,862
Total current liabilities	74,515	90,100
Long-term portion of deferred revenue	19,393	18,431
Other long-term liabilities	2,443	1,145
Total liabilities	96,351	109,676
Stockholders' equity:
Common stock	1,291	1,256
Additional paid-in capital	801,810	782,253
Accumulated other comprehensive income	80	190
Accumulated deficit	(529,337)	(509,776)
Total stockholders' equity	273,844	273,923
Total liabilities and stockholders' equity	$370,195	$383,599

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2014	2013
Operating activities:
Net loss	$(19,561)	$(17,265)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,263	10,181
Loss on retirement of property and equipment	50	569
Amortization of intangible assets	18,561	18,561
Amortization of premiums related to available-for-sale securities	574	—
Gain on sale of available-for-sale securities	(1)	—
Stock-based compensation	16,017	19,921
Utilization of inventory credit	—	(1,651)
Changes in operating assets and liabilities:
Restricted cash	—	(295)
Accounts receivable, net	12,776	15,999
Inventory	4,319	(6,138)
Deferred cost of revenue	15,996	1
Prepaid expenses and other assets	(5,881)	535
Accounts payable	467	6,359
Accrued liabilities	6,160	(4,217)
Deferred revenue	(21,178)	(1,804)
Other long-term liabilities	513	62
Net cash provided by operating activities	38,075	40,818
Investing activities:
Purchase of property and equipment	(11,961)	(6,987)
Purchase of marketable securities	(67,698)	—
Proceeds from sale of marketable securities	4,215	—
Net cash used in investing activities	(75,444)	(6,987)
Financing activities:
Proceeds from exercise of stock options	1,668	747
Proceeds from employee stock purchase plan	4,627	4,828
Taxes paid for awards vested under equity incentive plans	(2,720)	(3,441)
Payments for debt issuance costs	—	(316)
Net cash provided by financing activities	3,575	1,818
Effect of exchange rate changes on cash and cash equivalents	(124)	103
Net (decrease) increase in cash and cash equivalents	(33,918)	35,752
Cash and cash equivalents at beginning of period	82,747	46,995
Cash and cash equivalents at end of period	$48,829	$82,747

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Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com